Exhibit 99.1

Media Contact:	Investor Contact:
Mary Jo Rose	Mike Magaro
925-452-3666	925-452-3120
mrose@taleo.com	mmagaro@taleo.com

Taleo to Acquire Learn.com

Extends Talent Management Breadth; Powers Social and Formal Learning

Dublin, CA – September 1, 2010 – Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced it has signed a definitive agreement to acquire strategic partner Learn.com, Inc. for approximately $125 million in cash.

With the acquisition, Taleo will extend its Talent Management suite, becoming the only public vendor to offer best-in-class solutions across the four critical components of a talent-optimized organization: recruiting management to source, assess and acquire talent; performance management to establish goals and create career and succession plans; compensation management to establish a true “pay-for-performance” process between corporate objectives and individuals’ contributions; and now learning management to support social and formal development.

Learn.com is a leading next generation provider of SaaS learning management solutions, a market estimated to be $1 billion in 2011 according to Bersin & Associates. Its software enables businesses to more seamlessly develop, deliver and manage education and training to help employees, customers and partners reach their full potential. Learn.com’s social learning and web conferencing features also enable companies to build collaborative learning and knowledge sharing solutions, which are among the fastest growing applications in employee development today.

Learn.com’s solutions are in use today with more than 500 global companies of all sizes, and support up to 200,000 users per customer, with about two million end users worldwide.

“The Learning Management Systems market is now entering a new growth phase – one supporting social, collaborative, and informal learning solutions,” said Josh Bersin, President and CEO of Bersin & Associates, a leading research and advisory services firm.

“Through its acquisition of Learn.com, Taleo now has the opportunity to take a strong position in this market and deliver an integrated end-to-end platform which integrates recruiting, performance management, compensation, and learning into a complete SaaS solution.”

Taleo and Learn.com have been strategic partners since September 2009, bringing to market a unique social and formal learning offering that helps companies to better leverage their internal social networks to share institutional expertise. More than 56 companies across a variety of industries have selected the Taleo and Learn.com solutions, including: Newell-Rubbermaid, Swift Transportation, and CPS Energy. Further, more than a third of Taleo’s suite sales opportunities include interest in a learning management solution.

“We’ve been impressed with the forward-thinking approach to learning from Taleo and Learn.com,” said Mike Perkins, Senior Manager of Learning Technologies at Newell-Rubbermaid. “With their help, we are powering robust, interactive and scalable social learning options for our teams that include video podcasts and development portals so that we can engage them in learning, where and when they need it. We look forward to partnering with the combined organization moving forward.”

“As businesses transform to ignite growth, they can’t afford to create a knowledge gap between the skills they have in their teams and the skills they need to drive business,” said Michael Gregoire, Chairman and CEO of Taleo. “Learn.com’s social learning and collaborative functionality makes it easier to close that gap. We are pleased to add best-in-class technology, staff and customers from Learn.com to enable enterprises with a total talent management solution to achieve greater performance.”

Under the terms of the agreement, Taleo will pay approximately $125 million in cash for all of the outstanding capital stock of Learn.com, subject to deductions of approximately $1.6 million for certain specified items and subject to further adjustment for third party expenses. In addition, Taleo will offer up to $2 million of interim financing in connection with the acquisition, and such amounts, if any, drawn down by Learn.com and outstanding as of the closing of the transaction will be deducted from the purchase price. The acquisition is subject to customary closing conditions, including regulatory approval, and is expected to be completed prior to the end of the fourth quarter of 2010.

J.P. Morgan Securities LLC acted as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal advisor to Taleo Corp. on this transaction.

Conference Call Details

The company will host a live analyst conference call regarding the acquisition of Learn.com at 5:00 am PT (8:00 am ET), which will be available on the Investor Relations section of www.taleo.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until September 16th, 2010 at 9:00 p.m. PT, and can be accessed by dialing (800) 642-1687 (Domestic) or (706) 679-0209 (International) and entering confirmation code 97407734.

For more information: (LINK TO MICROSITE)

Follow us:	http://twitter.com/Taleo_Corp

http://facebook.com/Taleo

About Learn.com

Based in Sunrise, Florida, Learn.com is a 200 person leader in learning management, social learning and collaboration. Learn.com® puts knowledge to work for organizations of all sizes around the globe with its cloud-based learning platform. Learn.com® dramatically improves the way businesses capture and share knowledge, communicate and align their goals and objectives, and evaluate and develop their most precious asset – their people. Using Learn.com® , organizations can manage and leverage their human capital to achieve excellence in execution throughout their internal and external knowledge driven ecosystem. www.learn.com

About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. More than 4,700 customers use Taleo for talent acquisition, performance and compensation management, including 48 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers, more than 200 million candidates, and 100 partners and industry experts.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding the expected timing of the closing of the acquisition, the expected benefits of the acquisition to: Taleo’s leadership and market position; Taleo’s sales efforts; Taleo’s addressable market; Taleo’s prospects in the learning management market; Taleo’s products and services; and Taleo’s customers. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including risks related to (1) the satisfaction of closing conditions to the acquisition, including receipt of regulatory approvals, (2) difficulties in integrating Learn.com and its products, services and employees into Taleo and achieving expected synergies, (3) Taleo’s ability to retain key employees, (4) whether the market for Taleo’s products and services, including the learning management market, grows as anticipated and Taleo’s ability to compete successfully, (5) Taleo’s ability to deliver new products and services and to acquire and renew customers, and (6) other factors affecting the operation of the respective businesses. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2010, and in other reports filed by Taleo with the SEC.

###